UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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Jacksonville Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 29, 2010

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Jacksonville Bancorp, Inc.  The annual meeting will be held at our main office, 1211 West Morton Avenue, Jacksonville, Illinois at 1:30 p.m., Illinois time, on April 27, 2010.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the annual meeting we will also report on our operations.  Certain of our directors and officers will be present to respond to any questions that stockholders may have.  Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning our activities and operating performance.

The annual meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of BKD LLP, as the independent registered public accounting firm for the 2010 fiscal year.  For the reasons set forth in the Proxy Statement, the Board of Directors has determined that the matters to be considered at the annual meeting are in the best interests of our stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

It is important that your shares be represented at the annual meeting, whether or not you plan to attend personally.  Please complete, sign and date the enclosed proxy card and return it as soon as possible in the postage-paid envelope provided so that your shares will be represented at the annual meeting.  You may revoke your proxy at any time prior to its exercise, and you may attend the annual meeting and vote in person, even if you have previously returned your proxy card.  However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the annual meeting.

We thank you for your prompt attention to this matter and appreciate your support.

Sincerely,

/s/ Andrew F. Applebee	/s/ Richard A. Foss

Andrew F. Applebee	Richard A. Foss
Chairman of the Board	President and Chief
Executive Officer

JACKSONVILLE BANCORP, INC.
1211 West Morton Avenue,
Jacksonville, Illinois 62650
(217) 245-4111

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 27, 2010

Notice is hereby given that the annual meeting of Jacksonville Bancorp, Inc. will be held at our main office, 1211 West Morton Avenue, Jacksonville, Illinois on April 27, 2010, at 1:30 p.m., Illinois time.

A Proxy Card and a Proxy Statement for the meeting are enclosed.

The meeting is for the purpose of considering and acting upon:

1.	The election of two directors;

2.	The ratification of the appointment of BKD LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

such other matters as may properly come before the meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the meeting.

Pursuant to our Bylaws, the Board of Directors has fixed March 19, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.  Only holders as of the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.  Jacksonville Bancorp, MHC, our mutual holding company, owns 54.08% of our issued and outstanding common stock and intends to vote its shares in favor of the proposals described in this proxy statement. A list of our stockholders entitled to vote at the meeting will be available for examination, during ordinary business hours, at our offices, 1211 West Morton Avenue, Jacksonville, Illinois, 62650 for ten days prior to the meeting.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

Our proxy statement, annual report to shareholders on Form 10-K and proxy card are available on www.jacksonvillesavings.com.

By Order of the Board of Directors

/s/ John D. Eilering
Corporate Secretary
John D. Eilering

Jacksonville, Illinois
March 29, 2010

PROXY STATEMENT

JACKSONVILLE BANCORP, INC.
1211 West Morton Avenue,
Jacksonville, Illinois 62650
(217) 245-4111

ANNUAL MEETING OF STOCKHOLDERS
April 27, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Jacksonville Bancorp, Inc. to be used at the Annual Meeting of Stockholders, which will be held at our main office, 1211 West Morton Avenue, Jacksonville, Illinois on April 27, 2010, at 1:30 p.m., Illinois time, and all adjournments of the Meeting.  The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 29, 2010.

REVOCATION OF PROXIES

Stockholders who execute proxies retain the right to revoke them at any time.  Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof.  Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given therein.  Where no instructions are indicated, proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the meeting.

The Board of Directors knows of no additional matters that will be presented for consideration at the meeting.  Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournments thereof.

Proxies may be revoked by written notice to our Corporate Secretary at the address set forth above, by filing of a later proxy prior to a vote being taken on a particular proposal at the meeting or by attending the meeting and voting in person.  A proxy will not be voted if a stockholder attends the meeting and votes in person.  The presence at the meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the meeting or delivers a revocation to our Corporate Secretary prior to such voting.  If you are a stockholder whose shares are not registered in your name, you will need appropriate documentation from your record holder in order to vote in person at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The securities entitled to be voted at the meeting consist of our common stock, $0.01 par value per share.  Each share of the common stock entitles the record holder to one vote on all matters.  March 19, 2010, has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the meeting.  As of the record date, we had 1,920,817 shares of common stock issued and outstanding which were held by approximately 543 holders of record.  Jacksonville Bancorp, MHC, owns 1,038,738 shares, or 54.08% of our 1,920,817 shares of common stock outstanding on the record date.  The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the meeting.

A plurality of votes cast is required to elect directors.  The affirmative vote of a majority of stockholders present at the meeting in person or by proxy is required for approval of BKD LLP to serve as our independent registered public accounting firm for the year ending December 31, 2010, without regard to broker non-votes, or proxies marked “ABSTAIN.”  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present but will not be counted as votes in favor of the proposals.

Proxies solicited hereby will be returned to us and will be tabulated by an Inspector of Election designated by the Board of Directors.

Persons and groups who beneficially own in excess of five percent of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership.  The following table sets forth, as of the record date, the shares of common stock beneficially owned by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of our outstanding shares of common stock.  Information regarding the common stock ownership of each director individually is set forth under “Proposal I - Election of Directors.”  This information is based solely upon information supplied to us and the filings required pursuant to the Securities Exchange Act of 1934.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of common stock
Beneficial Owners	Ownership (1)	Outstanding

Jacksonville Bancorp, M.H.C. (2)	1,038,738	54.08%
1211 West Morton Avenue,
Jacksonville, Illinois

All Directors and Executive Officers	226,369	11.79%

as a Group (12 persons)(3)

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.  Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	Our executive officers and directors are also executive officers and directors of Jacksonville Bancorp, M.H.C.
(3)	The share ownership of all directors and executive officers as a group represents 25.66% of all shares issued to stockholders other than Jacksonville Bancorp, MHC.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is currently composed of eight members as is set forth in our Bylaws.  Our Bylaws provide that approximately one-third of the directors are to be elected annually.  Our directors are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify.  The Board of Directors has nominated Andrew F. Applebee and Emily J. Osburn, each to serve as a director for a three-year term.

The table below sets forth certain information regarding the composition of the Board of Directors, including the terms of office of Board members.  It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the meeting for the election of the nominees identified below.  If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.  Mr. Foss has pledged 24,940 shares of common stock as collateral for a loan primarily secured by a condominium.

Name(1)	Age as of 12/31/09	Positions Held in Jacksonville Bancorp, Inc.	Directors Since(2)	Term to Expire	Shares of Common Stock Beneficially Owned on the Record Date(3)		Percent of Class

NOMINEES

Andrew F. Applebee	60	Chairman of the Board	1982	2013	67,332	(4)	3.51%
Emily J. Osburn	68	Director	1982	2013	11,600	(5)	*

DIRECTORS CONTINUING IN OFFICE

Dean H. Hess	61	Director	2000	2011	29,000	(6)	1.51%
John C. Williams	60	Director, Senior Vice President and Trust Officer	2000	2011	14,397	(7)	*
Harmon B. Deal, III	49	Director	2003	2011	22,550	(8)	1.17%
John L. Eyth	58	Director	2005	2012	4,011	(9)	*
Richard A. Foss	59	President, Chief Executive Officer and Director	1993	2012	59,843	(10)	3.12%
John M. Buchanan	58	Director	2009	2012	1,000	(11)	—

(*)	Less than 1%.
(1)
The mailing address for each person listed is 1211 West Morton Avenue, Jacksonville, Illinois.  Each of the persons listed is also a director of Jacksonville Bancorp, M.H.C., which owns the majority of Jacksonville Bancorp, Inc.’s issued and outstanding shares of common stock.

(2)	Includes initial appointment to the Board of Directors of our mutual predecessor.
(3)	Shares of common stock are held directly unless indicated otherwise.
(4)	Mr. Applebee has shared voting and investment power over 24,163 shares and sole voting and investment power over 43,169 shares; includes 5,100 shares awarded pursuant to our restricted stock plan.
(5)	Ms. Osburn has sole voting and investment power over 11,600 shares; includes 600 shares awarded pursuant to our restricted stock plan and options to purchase 1,200 shares of common stock.
(6)	Mr. Hess has shared voting and investment power over 11,480 shares of common stock and sole voting power over 17,520 shares.
(7)	Mr. Williams has sole voting and investment power over 14,397 shares of common stock, including options to purchase 4,383 shares of common stock.
(8)	Mr. Deal has sole voting and investment power over 22,550 shares of common stock, including options to purchase 1,200 shares of common stock.
(9)	Mr. Eyth has sole voting and investment power over 4,011 shares of common stock.
(10)	Mr. Foss has shared voting and investment power over 16,600 shares and sole voting and investment power over 43,243 shares; includes 4,800 shares awarded pursuant to our restricted stock plan.
(11)	Mr. Buchanan has sole voting and investment power over 1,000 shares.

The principal occupation during the past five years of each of our nominees, current directors and executive officers is set forth below.  All nominees, directors and executive officers have held their present positions for five years unless otherwise stated.  With the exception of Messrs. Applebee, Foss and Williams, the Board of Directors has determined that each of our directors qualifies as an “independent” director under Rule 5605 for Nasdaq listed companies.

Andrew F. Applebee was elected Chairman of the Board of Directors in January 1994.  In addition, Mr. Applebee acted as our Chief Executive Officer until January 2001.  Prior thereto, Mr. Applebee was our President.  Mr. Applebee has been employed by us since 1976.  Mr. Applebee is active in community and civic organizations.

Emily J. Osburn is retired.  Prior to her retirement she was the manager of radio stations WLDS and WEAI, which are located in Jacksonville, Illinois.  Her experience in managing a small business and her community involvement led to her appointment to the board in 1982.

Dean H. Hess is a grain and livestock farmer in Morgan County.  Prior to the merger of Chapin State Bank with us, Mr. Hess had served on the Board of Directors of Chapin State Bank since 1981.  He holds a bachelor’s degree in agricultural economics and currently serves on the board of Lincoln Land FS and several community organizations.

John C. Williams is a Senior Vice President and Trust Officer for us, and manages the Chapin branch facility.  Prior to the merger of Chapin State Bank with us, he was the Chairman of the Board, President and Trust Officer of Chapin State Bank and had been employed by such bank since 1972.  He currently serves as the treasurer of Tri-County Community Development Corporation and is a member of several community organizations.

Harmon B. Deal, III has been the President of Deal & Co., Inc., which is the general partner of Deal Partners, L.P., an investment partnership, located in Jacksonville, Illinois since 1997.  Prior to that time, he was a partner and principal in Rowe, Henry and Deal Investment Securities from 1986 to 1996.  He holds a bachelor’s degree in general business and currently serves as a trustee for Illinois College and on the board of the Jacksonville Regional Economic Development Corporation.  His investment knowledge and community involvement led to his appointment to the board in 2003.

John L. Eyth is a certified public accountant.  He has been a principal in the accounting firm of Zumbahlen, Eyth, Surratt, Foote, & Flynn, Ltd., located in Jacksonville, Illinois, since 1980.  He holds a bachelor’s degree in accountancy and economics.  He has been a member of several professional organizations and community groups.  His accounting experience qualifies him to serve as our “audit committee financial expert” and to serve as chairman of our Audit Committee, which led to his appointment to the board in 2005.

Richard A. Foss has been our President and Chief Executive Officer since 2001.  From 1994 until 2001 he served as our President and Chief Operating Officer.  From 1992 until his appointment as President, Mr. Foss was our Executive Vice President.  Mr. Foss has been employed with us since 1986 when he was named Vice President.  In addition, Mr. Foss is also President of Financial Resources Group, Inc., our wholly owned subsidiary.  He is the past chairman of the Illinois League of Financial Institutions and has been active in local economic development groups.

John M. Buchanan is a certified funeral service practitioner.  He is the president of Buchanan & Cody Funeral Home and Crematory, Inc., located in Jacksonville, Illinois.  He holds a bachelor’s degree in business and economics.  He currently serves as the chairman of the local public building commission and public schools foundation and has served in many local community organizations.  His experience as a small business owner and community knowledge led to his appointment to the board in 2009.

Executive Officers who are not Directors

John D. Eilering (age 47) has been Vice President of Operations for us since July 2000.  He has also served as the Corporate Secretary and Human Resources Officer since July 2002.  From 1998 to 2000, he served as an Assistant Vice President of Information Systems.  He has been employed by us since 1987.  Mr. Eilering owns 11,835 shares of common stock, including options to purchase 3,000 shares of common stock.

Diana S. Tone (age 41) has been the Chief Financial Officer for us since July 2002.  She has also served as the Compliance Officer since June 2000.  Prior to this time, she spent ten years with the Federal Deposit Insurance Corporation as a federal bank examiner.  Ms. Tone owns 3,701 shares of common stock, including options to purchase 1,100 shares of common stock.

Laura A. Marks (age 51) has been the Senior Vice President of Retail Banking since January 2005.  She has also served as Marketing Officer since February 2000.  Prior to this time, she spent 20 years in retail banking, human resources, and marketing with another financial institution.  Ms. Marks currently owns 1,101 shares of common stock.

Chris A. Royal (age 54) has been employed by us since March 2007 as Vice President and Chief Lending Officer.  From 2003 to 2007, Mr. Royal was employed as a Middle Market Lending and Relationship Manager at JPMorgan Chase Bank, N.A., Springfield, Illinois.  Prior to this time, he spent 25 years with National City Bank, Springfield, Illinois in lending and retail banking.  Mr. Royal does not currently own any shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934.  Our officers and directors and beneficial owners of greater than 10% of our common stock are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock.  SEC rules require disclosure in our Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4 or 5 on a timely basis.  Based on our review of ownership reports, we believe that none of our officers or directors failed to timely file such ownership reports for the fiscal year ended December 31, 2009.

Board Structure and Compensation

We are a “controlled company” under Nasdaq Marketplace Rules because more than 50% of our voting power is held by Jacksonville Bancorp, MHC.  Therefore, we are exempt from the Nasdaq Marketplace Rules requiring (a) that we have a majority of independent directors on the Board, (b) any compensation committee and nominating committee to be composed solely of independent directors, (c) the compensation of executive officers being determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (d) the election or recommendation of director nominees for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

Affirmative Determinations Regarding Director Independence and Other Matters

Based on information supplied to it by the directors, the Board of Directors has determined each of the following directors to be an “independent director” as such term is defined in the NASDAQ Marketplace Rules:

Directors Deal, Eyth, Hess, Osburn, and Buchanan

In this proxy statement these directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” The Independent Directors constitute a majority of the Board of Directors.

The Board of Directors has also determined that each member of the Audit Committee of the Board meets the independence requirements applicable to that committee prescribed by the NASDAQ Marketplace Rules, the Securities and Exchange Commission and the Internal Revenue Service.

There were no transactions that the Board of Directors needed to review that are not required to be reported under “—Transactions With Certain Related Persons,” below that would bear in the determination of the independence of the directors listed above.

Board Leadership Structure and Risk Oversight

We chose to separate the principal executive officer and board chairman positions in 2001, when President Foss was named chief executive officer.  Prior to this time, Chairman Applebee had served as our chief executive officer.  This structure has provided an experienced chairman who is able to serve independently of the chief executive officer in leading the Board.  We believe that this leadership structure is most appropriate given the Board’s conservative risk profile.

The Board of Directors is actively involved in oversight of risks that could affect Jacksonville Bancorp, Inc.  This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Jacksonville Bancorp, Inc.  Risks relating to the direct operations of Jacksonville Savings Bank are further overseen by the Board of Directors of Jacksonville Savings Bank, who are the same individuals who serve on the Board of Directors of Jacksonville Bancorp, Inc.  The Board of Directors of Jacksonville Savings Bank also has additional committees that conduct risk oversight separate from Jacksonville Bancorp, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Code of Ethics

We have adopted a Code of Ethics that is applicable to all of its directors and officers.  The Code of Ethics has been filed with the SEC and is available at our website at www.jacksonvillesavings.com.  Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

Evaluation of disclosure controls and procedures

We have adopted controls and other procedures which are designed to ensure that information required to be disclosed in this Proxy Statement and other reports filed with the SEC is recorded, processed, summarized and reported within time periods specified by the SEC. Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the fiscal year (the “Evaluation Date”). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were effective in timely alerting them to the material information relating to us (or our consolidated subsidiaries) required to be included in this Proxy Statement.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to:  Board of Directors, Jacksonville Bancorp, Inc., 1211 West Morton Avenue, Jacksonville, Illinois 62650.  Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or individual director as appropriate depending on the facts and circumstances outlined in the communications received.   The Corporate Secretary may attempt to handle an inquiry directly or forward a communication for response by another employee, and the Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

We have established separate procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters, as required by Section 301 of the Sarbanes-Oxley Act of 2002.  Such communications may be submitted to the Chairman of the Audit Committee by telephoning (217) 245-5121.  Alternatively, such communications may be submitted in writing to the following address:  Chairman of the Audit Committee, Jacksonville Bancorp, Inc., 1211 West Morton Avenue, Jacksonville, Illinois 62650.

Meetings and Committees of the Board of Directors

The business of the Board of Directors is conducted through meetings and activities of the Board and its committees.  During the year ended December 31, 2009, the Board of Directors held 12 regular meetings and no special meetings.   During the year ended December 31, 2009, no director attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served.

Since June 2003 and pursuant to Nasdaq rules, the independent members of the Board of Directors meet in “executive session” without the presence of management. These meetings are expected to occur no less than bi-annually in conjunction with regularly scheduled meetings of the full Board of Directors.  The Board of Directors has established various committees to which certain responsibilities have been delegated.  The committees include the following:

Compensation Committee

The Compensation Committee consisting of Directors Deal, Eyth, Hess and Osburn, reviews the salary and benefits provided to our officers and employees.  During 2009, the Committee met one time.  Each member of the Compensation Committee is “independent” as defined in the Nasdaq listing standards. We do not have a compensation committee charter.

During the year ended December 31, 2009, the Compensation Committee met to review the performance of the executive officers and determine compensation programs and adjustments.  Andrew F. Applebee, Richard A. Foss and John C. Williams are our directors in addition to being our executive officers.  Messrs. Applebee, Foss and Williams do not participate in the Board of Directors’ determination of their respective compensation as executive officers.

The compensation committee has the primary authority to determine and recommend to our Board of Directors the compensation awards available to our executive officers, other than our chief executive officer.  To aid the compensation committee in making its determination, our chief executive officer provides recommendations regarding the compensation of all executive officers, excluding himself.  The compensation committee has the sole authority to determine the chief executive officer’s compensation.

The compensation committee and management annually review surveys of the compensation levels of other financial institutions of similar size and markets.  In addition, our compensation committee has historically taken into account input from independent members of our Board of Directors and publicly available data relating to compensation practices and policies of other companies within and outside our industry.  While peer group surveys may not be appropriate for a stand-alone tool for setting compensation, we generally believe that gathering this information is an important part of our decision-making process.  Our peer group consists of banks and thrifts of similar asset size located in our geographical area.  We also recognize that in order to attract, retain, and motivate key individuals, the compensation committee may determine that it is in our best interest to negotiate total compensation packages.

Nominating Committee

Each member of the Nominating Committee is “independent” as defined in the Nasdaq listing standards.  The Nominating Committee consists of Directors Deal, Hess, Eyth and Buchanan.  The Nominating Committee met one time in fiscal year 2009.

The functions of the Nominating Committee include the following:

●	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

●	to review and monitor compliance with the requirements for board independence; and

●	to review the committee structure and make recommendations to the Board regarding committee membership.

Our Board of Directors has adopted a written charter for the Committee, which is available on our website at www.jacksonvillesavings.com. The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  The Nominating Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

●	has personal and professional ethics and integrity and whose values are compatible with ours;

●	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

●	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

●	is familiar with the communities in which we operate and/or is actively engaged in community activities;

●	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our stockholders; and

●	has the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an audit committee financial expert. Although the Nominating Committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying a director nominee, diversity is considered in the identification process.  While attributes such as relevant experience, financial acumen, and formal education are always considered in the identification process, the Nominating Committee and the Board will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further our role as a community-based financial institution.

Procedures for the Recommendation of Director Nominations by Shareholders

The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders.  If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders.  Stockholders can submit the names of qualified candidates for director by writing to our Corporate Secretary, at 1211 West Morton Avenue, Jacksonville, Illinois 62650.  The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

●
the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

●
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

●	a statement of the candidate’s business and educational experience;

●	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

●	a statement detailing any relationship between the candidate and us;

●	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

●	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

●	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in “Other Matters and Advance Notice of Business to be Conducted at an Annual Meeting.”  There have been no material changes to these procedures since they were previously disclosed in our proxy statement for the 2005 Annual Meeting of Stockholders.

Audit Committee

Our Board of Directors has adopted a written charter for the Committee, which is available on our website at www.jacksonvillesavings.com.  Our Audit Committee consists of Directors Eyth, Hess, and Osburn.  Each member of the Audit Committee is “independent” as defined in the listing standards for Nasdaq-listed companies and under Rule 10A-3 of the Securities Exchange Act of 1934.  Each member of the Audit Committee is able to read and understand financial statements, and no member of the Audit Committee has participated in the preparation of our financial statements or Jacksonville Savings Bank’s, or Jacksonville Savings Bank’s subsidiaries’, financial statements during the past three years.  Director Eyth is deemed by us to be an “audit committee financial expert.”  Director Eyth has an understanding of generally accepted accounting principles (GAAP) and has the ability and experience to prepare, audit, evaluate and analyze financial statements which present the breadth and level of complexity of issues that we reasonably expect to be raised by our financial statements. Director Eyth has acquired these attributes through experience as a certified public accountant and partner in public accounting firm.

The Audit Committee reviews, approves and oversees all of our related-party transactions, which would be required to be disclosed under applicable Exchange Act rules.  The Audit Committee meets as needed in order to examine and approve the audit report prepared by our independent registered public accounting firm and to conduct such other business as is necessary.  During 2009, the Audit Committee met four times.

In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

In accordance with its written charter and as part of its ongoing activities, the Audit Committee has:

●	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2009;

●	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

●
Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009.

This report has been provided by the Audit Committee:

Directors Eyth, Buchanan, Hess, and Osburn.

Attendance at Annual Meeting of Stockholders.  We do not have a policy regarding director attendance at the annual meetings of stockholders.  Directors Applebee, Foss, Williams, Deal, Eyth, Hess, Buchanan and Osburn attended the prior year’s annual meeting of stockholders.

Executive Compensation

Summary Compensation Table.  The following table shows the compensation of Richard A. Foss, our principal executive officer, and the two highest compensated executive officers who received total compensation of $100,000 during the past fiscal year for services to us or any of our subsidiaries during the year ended December 31, 2009.

Summary Compensation Table (3)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in pension value and non-qualified deferred compensation earnings (1) ($)	All other compensation (2) ($)	Total ($)
Richard A. Foss,	2009	185,016	12,900	42,529	24,985	265,430
President and Chief	2008	156,000	12,000	37,902	23,379	229,281
Executive Officer

John C. Williams,	2009	104,520	7,200	41,732	13,604	167,056
Senior Vice President	2008	100,750	6,700	39,056	13,464	159,970
and Trust Officer

Chris A. Royal,	2009	114,348	9,000	12,943	5,03	141,322
Vice President and	2008	108,914	8,600	12,192	2,732	132,438
Chief Lending Officer

(1)
Amounts reported include the change in pension value for Messrs. Foss, Williams and Royal of $28,152, $32,251 and $12,943, respectively, for 2009 and $26,516, $30,378 and $12,192, respectively, for 2008 under the Jacksonville Savings Bank Salary Continuation Plan 1.  Mr. Williams also received a change in pension of value of $8,898 for 2009 and $8,216 for 2008 under his deferred compensation agreements with Chapin State Bank that were assumed by Jacksonville Bancorp, Inc. in the acquisition of Chapin State Bank on July 3, 2000. In addition, amounts reported for Messrs. Foss and Williams include non-qualified deferred compensation earnings of $14,377 and $583, respectively, for 2009 and $11,386 and $462, respectively, for 2008 under the Jacksonville Savings Bank Long-Term Deferred Compensation Plan.

(2)
All other compensation in 2009 consisted of our matching contributions under the 401(k) Profit Sharing Plan and life insurance premiums paid by Jacksonville Bancorp, Inc.  This amounted to $9,134, $4,604, and $5,031 for Messrs. Foss, Williams and Royal, respectively.  All other compensation in 2009 for Messrs. Foss and Williams also included board fees from Jacksonville Bancorp, Inc. totaling $10,500 and $9,000, respectively.  In addition, in 2009 Mr. Foss was reimbursed $5,351 to pay for family health insurance coverage. All other compensation in 2008 consisted of our matching contributions under the 401(k) Profit Sharing Plan and life insurance premiums paid by Jacksonville Bancorp, Inc.  This amounted to $8,076, $4,464, and $2,732 for Mr. Foss, Mr. Williams and Mr. Royal, respectively.  All other compensation in 2008 for Messrs. Foss and Williams also included board fees from Jacksonville Bancorp, Inc. totaling $10,500 and $9,000, respectively.  In addition, in 2008 Mr. Foss was reimbursed $4,803 to pay for family health insurance coverage.

(3)	During the year ended December 31, 2009 no stock or option awards were granted to the named executive officers in 2009.

Employment Agreements
Jacksonville Savings Bank has entered into separate amended and restated employment agreements with Andrew F. Applebee, the Chairman of the Board, and Mr. Foss, who is also a member of the Board of Directors (referred to below as the “executives” or “executive”) on March 17, 2009 and September 2, 2008, respectively.  The employment agreements were amended and restated in order to comply with Section 409A of the Internal Revenue Code.  The employment agreements ensure that Jacksonville Savings Bank maintains a stable and competent management base.  The continued success of Jacksonville Savings Bank depends on the skill and competence of the Chairman of the Board, and the President and Chief Executive Officer.

Each employment agreement provides for a three-year term.  Commencing on the anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend each employment agreement for an additional year unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the executive.  The current base salary under the employment agreements is $42,016 and $190,554 for Messrs. Applebee and Foss, respectively.  Each executive’s base salary will be reviewed annually.  In addition to the base salary, each executive will receive all benefits provided to permanent full-time employees of Jacksonville Savings Bank, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel, and will be entitled to receive directors fees while serving on the Board of Directors.

Each executive will be entitled to severance payments and benefits in the event of his termination of employment under specified circumstances, including his (A) termination of employment for reasons other than cause, disability, or retirement, or (B) in the event the executive resigns during the term of his agreement for any of the following reasons:

(1)
the failure to elect or reelect or appoint or reappoint the executive to his current position with Jacksonville Bancorp, Inc. and Jacksonville Savings Bank, or for Mr. Applebee, the failure to elect or reelect the executive as the Chairman of the Board;

(2)
a material change in the executive’s duties that are in effect as of the effective date of the agreement that would cause the executive’s position to become one of lesser responsibility or importance or a material reduction in the benefits and perquisites being provided to the executive;

(3)	a relocation of the executive’s principal place of employment by more than 30 miles from his current location;

(4)
liquidation or dissolution of Jacksonville Bancorp, Inc. or Jacksonville Savings Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; or

(5)	any breach of the employment agreement.

In the event of the executive’s involuntary termination or resignation from employment following the occurrence of one of the circumstances identified above, the executive will be entitled to receive a cash lump sum payment within 30 days after his termination date (but a six month delay may apply if the executive is  a “specified employee” as defined in Section 409A of the Internal Revenue Code) in an amount equal to the greater of (i) the payments due under the remaining term of the executive’s employment agreement or (ii) three times the average of the three preceding years’ base salary, including bonuses and other cash compensation paid to executive, and also the amount of any benefits received by the executive pursuant to any employee benefits plan maintained by Jacksonville Savings Bank.  Each executive will also be entitled to continuation of life, insurance and non-taxable medical and dental coverage during the remaining term of the agreement.  In the event the executive resigns without the occurrence of one of the circumstances identified above, the Board of Directors may choose to pay the executive a discretionary severance payment not to exceed the amounts described above.

In the event of the executive’s termination of employment, whether voluntary or involuntary, following a change in control of Jacksonville Savings Bank or Jacksonville Bancorp, Inc. during the term of the agreement, the executive will be entitled to receive a cash lump sum payment within 30 days after his termination date (but a six month delay may apply if the executive is  a “specified employee” as defined in Section 409A of the Internal Revenue Code) in an amount equal to the greater of (i) the payments due under the remaining term of the employment agreement or (ii) 2.99 times his average annual compensation received over the five years preceding his termination date, which includes base salary, bonuses and any other compensation paid to the executive, and also the benefits received under any employee benefits plan maintained by Jacksonville Savings Bank   In addition, Jacksonville Savings Bank would also continue each executive’s life insurance and non-taxable medical and dental coverage for the remaining term of his employment agreement.  In the event any severance payments or benefits provided to the executive constitutes an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, the severance payments or benefits under each employment agreement will be reduced accordingly to avoid penalties.

The employment agreements provide that for a period of one year following termination, other than following a change in control, each executive agrees not to compete with Jacksonville Savings Bank in any city, town or county in which it maintains an office or has filed an application to establish an office.

In addition, Jacksonville Savings Bank has entered into an amended and restated employment agreement with John Williams, a Senior Vice President of Jacksonville Savings Bank, who is also a member of the Board of Directors, on September 2, 2008.  The employment agreement was amended and restated in order to comply with Section 409A of the Internal Revenue Code.  The term of the employment agreement is for one year and will automatically be extended for an additional year unless notice of nonrenewal is provided to the executive.  The executive’s current base salary under the employment agreement is $107,668.  In addition to the base salary, the executive will receive all benefits provided to permanent full-time employees of Jacksonville Savings Bank, including among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel, and will be entitled to receive directors fees while serving on the Board of Directors.

The executive will be entitled to severance payments and benefits in the event of his termination of employment under specified circumstances, including his (A) termination of employment for reasons other than cause, disability, or retirement; (B) termination of employment, whether voluntary or involuntary, following a change in control of Jacksonville Bancorp, Inc. or Jacksonville Savings Bank; or (C) in the event the executive resigns during the term of his agreement for any of the following reasons:

(1)	the failure to elect or reelect or appoint or reappoint the executive to his current position with Jacksonville Savings Bank;

(2)	a material change in the executive’s duties that are in effect as of the effective date of the agreement that would cause the executive’s position to become one of lesser responsibility or importance;

(3)
liquidation or dissolution of Jacksonville Bancorp, Inc. or Jacksonville Savings Bank other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executive; or

(4)	any breach of the employment agreement.

In the event of the executive’s termination as a result of one of the specified circumstances identified above, the executive will be entitled to receive a cash lump sum payment within 30 days after his termination date (but a six month delay may apply if the executive is  a “specified employee” as defined in Section 409A of the Internal Revenue Code) in an amount equal to the greater of: (i) the payments due under the remaining term of his employment agreement, or (ii) one times his base salary earned during the preceding 12 months, including bonuses and any other cash compensation paid during such period, and also any benefits received by the executive under any employee benefit plan maintained by Jacksonville Savings Bank.  The executive will also be entitled to continuation of life insurance and non-taxable medical and dental coverage during the remaining term of the agreement. In the event any severance payments or benefits provided to the executive constitutes an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, the severance payments or benefits under each employment agreement will be reduced accordingly to avoid penalties.

The employment agreements provide that for a period of one year following termination, other than following a change in control, the executive agrees not to compete with Jacksonville Savings Bank in any city, town or county in which it maintains an office or has filed an application to establish an office.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to our outstanding equity awards as of December 31, 2009 for our named executive officers.

Outstanding Equity Awards at Fiscal Year-End (2)
Option awards
Name	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration Date
Richard A. Foss, President and Chief Executive Officer	—	—	—	—	—

John C. Williams, Senior Vice President and Trust Officer	4,383	—	—	10.00	04/30/2011

Chris A. Royal, Vice President and Chief Lending Officer	—	—	—	—	—

(1)	Represents options granted under the Jacksonville Savings Bank 2001 Stock Option Plan.
(2)	There are no outstanding unvested stock awards under the Jacksonville Savings Bank and Jacksonville Bancorp, MHC 1996 Recognition and Retention Plan.

Benefit Plans

Stock Option Plans.  Jacksonville Savings Bank adopted the 2001 Stock Option Plan (the “2001 Option Plan”), which authorized the issuance of up to 87,100 shares of common stock pursuant to grants of stock option awards to employees and outside directors.  A stock option award gives the recipient the right to purchase shares of common stock of Jacksonville Bancorp, Inc. at a specified price at a specified period of time.  Awards may be granted as either incentive or nonstatutory stock options.  Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Shares of common purchased upon exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock that was owned by the recipient.  The 2001 Option Plan permits the grant of dividend equivalent rights and reload options.  During the year ended December 31, 2009, no additional stock option awards were granted to the named executive officers under the 2001 Option Plan.  At December 31, 2009, 28,845 options under the 2001 Option Plan remain outstanding.

In addition, Jacksonville Savings Bank and Jacksonville Bancorp, MHC adopted the 1996 Stock Option Plan (the “1996 Option Plan”), which authorized the issuance of 55,750 shares (83,625 shares as adjusted for a 3 for 2 stock split in 1998) of common stock pursuant to grants of stock option awards to employees, outside directors, and directors emeritus.  All stock option awards were issued under the 1996 Option Plan. 4,500 forfeited stock option awards that were reissued in 2004 remain outstanding at December 31, 2009.

1996 Recognition and Retention Plan.  Jacksonville Savings Bank and Jacksonville Bancorp, MHC adopted the 1996 Recognition and Retention Plan (the “1996 Recognition Plan”).  The 1996 Recognition Plan authorized the issuance of up to 22,300 shares (33,450 shares as adjusted for a 3 for 2 stock split in 1998) of common stock of Jacksonville Bancorp, Inc. pursuant to grants of restricted stock awards.  Employees, outside directors, and directors emeritus are eligible to receive awards under the 1996 Recognition Plan.  All shares under the 1996 Recognition Plan have been awarded.

Supplemental Life Insurance Plan.  Effective January 1, 2008, Jacksonville Savings Bank adopted the Supplemental Life Insurance Plan for the benefit of certain executive officers who have been selected to participate in the plan.  The plan provides for a lump sum payment of $100,000 to the participant’s beneficiary in the event of his or her death while employed with Jacksonville Savings Bank.  If the participant dies after his or her termination of employment with Jacksonville Savings Bank, the participant’s beneficiary will not be entitled to any benefits under the plan.  The plan is funded by the purchase of single-premium bank-owned life insurance policies.  Messrs. Applebee, Foss, Williams and Royal are participants in the plan.

Salary Continuation Plans.  On September 2, 2008, Jacksonville Savings Bank adopted the Salary Continuation Plan 1 and the Salary Continuation Plan 2 for a select group of management and highly compensated employees, as determined by the Board of Directors.  Two separate plans were adopted so that each plan would receive “top-hat” treatment and would be exempt from certain requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The plans provide supplemental retirement benefits to a participant if he or she retires at age 65 or later, or dies while still employed with Jacksonville Savings Bank prior to attaining age 65, in an amount equal to the annual normal retirement benefit specified in the participant’s individual participation agreement.  Upon termination of employment on or after attaining age 55 with 5 years of service but prior to attaining age 65, the participant will be paid an annual early retirement benefit equal to his or her accrued benefit as of the last day of the month preceding termination.  Under the plans, the participant will be 100% vested in his or her annual early retirement benefit.  If the participant terminates employment due to disability, the participant will be entitled to his or her accrued benefit as of the date of termination.  In the event of a change in control followed by the participant’s termination of employment prior to attaining age 65, the participant will be entitled to the change in control benefit equal to the full annual normal retirement benefit, provided, however that such benefit is limited so that it will not constitute an “excess parachute payment” under Code Section 280G.  All benefits under the plans will be paid in equal monthly installments for ten years, with the exception of the participant’s change in control benefit, which will be payable for fifteen years.  Notwithstanding the foregoing, in the event a participant is a “specified employee,” as defined under Code Section 409A, all payments under the plans that are scheduled to be made during the first six months following the participant’s termination of employment for any reason other than death or disability will be accumulated and paid in a lump sum on the first day of the seventh month following such termination.  Messrs. Applebee, Foss, Williams and Royal are participants in the Salary Continuation Plan 1, and are eligible to receive a normal retirement benefit of $25,000, $35,000, $25,000, and $30,000, respectively, payable for 10 years.

Long-Term Deferred Compensation Plan.  Effective January 1, 1996, Jacksonville Savings Bank adopted the Long-Term Deferred Compensation Plan for a select group of management and highly compensated employee, as determined by the Board of Directors.  The plan was frozen, effective December 31, 2004, such that no contributions were made to the plan thereafter.  The plan allowed for a participant to elect to defer a portion of his or her base salary and bonus payable during the year into the plan.  In addition, Jacksonville Savings Bank made a mandatory annual contribution on behalf of each participant in an amount equal to the contribution amount specified in the participant’s individual participation agreement, and also reserved the right to make an additional discretionary contribution on behalf of each participant.  All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant, and will be payable to the participant following the earlier of his or her termination of employment, death, or disability in a lump sum or annual installments over a period not to exceed 15 years.

 Deferred Compensation Agreements.  Mr. Williams entered into the deferred compensation agreement and the director’s compensation agreement with Chapin State Bank on August 3, 1987 and July 1, 1982, respectively.  The agreements were assumed by Jacksonville Bancorp, Inc. in connection with the acquisition of Chapin State Bank on July 3, 2000.  Mr. Williams is entitled to receive a retirement benefit of $117,316 and $108,360, respectively, under each agreement.  The retirement benefits under the agreements will commence upon Mr. Williams’ 65th birthday and will be payable in 120 monthly installments thereafter.  Mr. Williams’ retirement benefits under the agreements have been funded by bank-owned life insurance policies.

Tax-Qualified Benefit Plans

401(k) Plan. Jacksonville Savings Bank maintains the Jacksonville Savings Bank 401(k) Profit Sharing Plan and Trust, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) Plan’s eligibility requirements.  All eligible employees can begin participation in the 401(k) plan on the first entry date that coincides with or next follows the date the employee attains age 21 and has one year of service.  A participant may contribute up to 100% of his or her compensation to the 401(k) Plan, on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.  For 2009, the salary deferral contribution was $16,500, provided, however that a participant over age 50 may contribute an additional $5,500 to the 401(k) Plan.  In addition to salary deferral contributions, Jacksonville Savings Bank will make matching contributions equal to a certain percentage (determined annually) of the participant’s salary deferral contributions for the plan year, and may also provide a discretionary employer contribution.  A participant is always 100% vested in his or her salary deferral contributions and employer matching contributions.  All other employer discretionary contributions vest at a rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service.  However, a participant will immediately become 100% vested in any discretionary employer contributions received upon the participant’s death, disability, or attainment of age 65 while employed with Jacksonville Savings Bank.  Generally, unless the participant elects otherwise, the participant’s benefit under the 401(k) Plan will be payable in the form of a lump sum payment by no later than the last day of the plan year immediately following the participant’s date of termination.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options or vehicles available, which includes investing in the common stock of Jacksonville Bancorp, Inc.

Employee Stock Ownership Plan.  Jacksonville Savings Bank maintains the Jacksonville Savings Bank Employee Stock Ownership Plan.  Employees who are at least 21 years old with at least one year of service are eligible to participate in the plan. The plan had borrowed funds from us and used those funds to purchase shares of common stock for the plan in connection with our 1995 stock offering.  The loan was fully repaid in 1999, and all the common stock that was purchased with the loan has been fully allocated to the participants’ accounts.

Vested benefits are payable generally upon the participants’ termination of employment, and are paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts.  The trustee votes allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Directors’ Compensation.

Directors’ Summary Compensation Table.  Set forth below is summary compensation for each of our non-employee directors for the fiscal year ended December 31, 2009.  Director compensation paid to directors who also are named executive officers is reflected above in the “Executive Compensation – Summary Compensation Table.”

Director Compensation(3)(4)
Name	Fees earned or paid in cash ($)	Change in pension value and non- qualified deferred compensation earnings (1) ($)	All other compensation (2) ($)	Total ($)
Andrew F. Applebee	10,500	48,916	52,952	112,368
John M. Buchanan	9,150	—	—	9,150
Harmon B. Deal, III	10,615	—	—	10,615
John L. Eyth	11,105	—	—	11,105
Dean H. Hess	10,775	8,576	—	19,351
Emily J. Osburn	9,725	—	—	9,725

(1)
Amounts reported in 2009 consisted of a $26,375 change in pension value for Mr. Applebee under the Salary Continuation Plan 1 and $22,541 in above market earnings on his deferred compensation under the Long-Term Deferred Compensation Plan.  Mr. Hess also received a change in pension value under his deferred compensation agreements with Chapin State Bank that were assumed by Jacksonville Bancorp, Inc. in the acquisition of Chapin State Bank on July 3, 2000.

(2)
All other compensation for Mr. Applebee includes salary of $42,016 under his employment agreement, bonus of $3,200, matching contributions of $1,943 under our 401(k) Plan, health insurance premiums of $5,351 and life insurance premiums of $442.  Please see descriptions of the employment agreement and 401(k) Plan under the “Executive Compensation-Summary Compensation Table” for further details.

(3)	No stock awards, option grants or non-equity incentive plan compensation awards were made to the directors during the 2009 year.
(4)	As of December 31, 2009, the directors have the following outstanding equity awards: Mr. Deal has 1,200 option awards and Ms. Osburn has 1,200 option awards.

Cash Compensation.  Members of the Board of Directors each received $9,000 during the year ended December 31, 2009.  We paid a total of $81,000 in directors’ fees for the year ended December 31, 2009.

Other Compensation Arrangements.  Jacksonville Savings Bank entered into an amended and restated employment agreement with Mr. Applebee.  Please see the description of the employment agreement set forth above under the “Executive Compensation – Summary Compensation Table” for further details.  Mr. Applebee is also a participant in the Salary Continuation Plan 1 and the Long-Term Deferred Compensation Plan.  Please see the descriptions of each plan set forth above under the “Executive Compensation – Outstanding Equity Awards Table” for further details.

Mr. Hess entered into the deferred compensation agreement and the director’s compensation agreement with Chapin State Bank on August 3, 1987 and July 1, 1982, respectively.  The agreements were assumed by Jacksonville Bancorp, Inc. in connection with the acquisition of Chapin State Bank on July 3, 2000.  Mr. Hess is entitled to receive a retirement benefit of $105,492 and $95,400, respectively, under each agreement.  The retirement benefits under the agreements will commence upon Mr. Hess’ 65th birthday and will be payable in 120 monthly installments thereafter. Mr. Hess’ retirement benefits under the agreements have been funded by bank-owned life insurance policies.

Transactions With Certain Related Persons.

We intend that all transactions between us and our executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms consistent with the provisions of federal and state regulation, which governs loans to directors and executive officers and will be approved by a majority of our independent outside directors not having any interest in the transaction.  At December 31, 2009, we had loans with an aggregate balance of $4.2 million outstanding to our executive officers and directors.  In addition, we had loans with an aggregate balance of $1.1 million to related parties of our executive officers and directors.  All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectibility or present other unfavorable features.

There were no transactions or series of transactions since the beginning of our last fiscal year or any currently proposed transaction where we were or are a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to us.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to our directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors has approved the engagement of BKD, LLP to be our independent registered public accounting firm for the 2010 fiscal year, subject to the ratification of the engagement by our stockholders.  Auditors are not deemed independent under Securities Rules unless the Audit Committee has approved the engagement, or alternatively, the engagement is entered into pursuant to detailed pre-approval policies and procedures established by the audit committee which sets forth each specific service to be performed by the auditor. At the meeting, the stockholders will consider and vote on the ratification of the engagement of BKD, LLP for our fiscal year ending December 31, 2010.  A representative of BKD, LLP is expected to attend the meeting, and will have an opportunity to make a statement and to answer questions.

Audit Fees.  During the past two years, the fees billed for professional services rendered by BKD, LLP for the audit of our annual financial statements and for the review of our Form 10-K, annual report and Form 10-Q were $78,400 for 2009 and $78,795 for 2008.

Audit-related fees.  During the past two years, fees for professional services by the BKD, LLP that were not directly related to the preparation of the audit were $34,800 for 2009 and $11,300 for 2008.  Such fees related to assistance with Sarbanes-Oxley compliance, audits of our 401(k) plan, and annual trust procedures in 2009 and 2008.

Tax Fees.  During the past two fiscal years, the fees billed for professional services by BKD, LLP for tax services were $10,150 for 2009 and $12,040 for 2008.

All Other Fees.  There were no aggregate fees billed for professional services rendered to us by the Independent Registered Public Accounting Firm for services other than those listed above for 2009 and 2008.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm.  The Audit Committee concluded that performing such services in 2009 and 2008 did not affect the independent registered public accounting firms’ independence in performing their function as auditors for us.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In order to ratify the selection of BKD LLP as the registered public accounting firm for the 2010 fiscal year, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.  The Board of Directors recommends a vote “FOR” the ratification of BKD LLP as the independent registered public accounting firm for the 2010 fiscal year.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 1211 West Morton Avenue, Jacksonville, Illinois, no later than November 29, 2010.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to our Corporate Secretary not less than five (5) days before the date fixed for such meeting.  The notice must include the stockholder’s name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.  There have been no material changes to these procedures during the year ended December 31, 2009.

The date on which next year’s Annual Meeting of Stockholders is expected to be held is April 26, 2011. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2011 Annual Meeting of Stockholders must be given to us no later than April 21, 2011.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the meeting other than the matters described above in the Proxy Statement.  However, if any matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

We will bear the cost of solicitation of proxies.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally or by telegraph or telephone without additional compensation. A copy of our Annual Report accompanies this Proxy Statement.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.  Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009, WHICH ALSO CONSTITUTES OUR ANNUAL DISCLOSURE STATEMENT, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE BY ACCESSING OUR WEBSITE AT “WWW.JACKSONVILLESAVINGS.COM” OR UPON WRITTEN OR TELEPHONIC REQUEST TO DIANA TONE, AT 1211 WEST MORTON AVENUE, JACKSONVILLE, ILLINOIS 62650 OR CALL (217) 245-4111.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John D. Eilering
John D. Eilering
Corporate Secretary
Jacksonville, Illinois
March 29, 2010

REVOCABLE PROXY

JACKSONVILLE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

April 27, 2010

The undersigned hereby appoints the official proxy committee consisting of our Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of our common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at our main office, 1211 West Morton Avenue at 1:30 p.m. (Illinois time) on April 27, 2010.  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

1.	The election as director of the nominees listed below to serve for a three-year term (except as marked to the contrary below).	FOR (except as marked to the contrary below) ☐	VOTE WITHHELD ☐

Andrew F. Applebee

Emily J. Osburn

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the lines below.

_____________________________

_____________________________

_____________________________

2.	The ratification of the appointment of BKD LLP as the independent registered public accounting firm for the year ending December 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF OUR BOARD OF DIRECTORS.  AT THE PRESENT TIME, OUR BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the meeting or at any adjournment thereof and after notification to our Corporate Secretary at the meting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the meeting.

The undersigned acknowledges receipt from us prior to the execution of this proxy of notice of the meeting, a proxy statement dated March 29, 2010, and audited financial statements.

Dated: March 29, 2010	☐Check Box if You Plan to Attend meeting

SIGNATURE OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.